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                                                                    EXHIBIT 15.1

May 8, 1998

To the Stockholders and Board of
  Directors of United Stationers Inc.

    We are aware of the incorporation by reference in the Registration Statement (Form S-3) of United Stationers Inc. dated May 8, 1998 for the registration of 2,667,330 shares of its common stock of our report dated April 24, 1998 relating to the unaudited condensed consolidated interim financial statements of United Stationers Inc. that are included in its Form 10-Q for the quarter ended March 31, 1998.

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                                               /s/ ERNST & YOUNG LLP
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